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                            IGEN INTERNATIONAL, INC.
                                   FORM 10-Q/A
                      FOR THE QUARTER ENDED JUNE 30, 1997

                                  EXHIBIT 11.1

               STATEMENT RE: COMPUTATION OF NET INCOME PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   THREE MONTHS ENDED
                                                        JUNE 30,
                                                   --------------------

                                                      1997       1996
                                                   ---------  ---------
Primary and Fully Diluted :......................     15,013     14,924
                                                   ---------  ---------
Net Loss.........................................  $  (3,671) $  (1,524)
                                                   ---------  ---------
                                                   ---------  ---------
Loss per share...................................  $    (.24) $    (.10)
                                                   ---------  ---------
                                                   ---------  ---------


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